UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2010
HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
1.     Compensation Actions.
On August 28, 2010, the independent members of the Board of Directors (the “Board”) of Harris Corporation (the “Company” or “Harris”) approved certain compensation actions with respect to Howard L. Lance, the Company’s Chairman, President and Chief Executive Officer. On August 27, 2010, the Management Development and Compensation Committee (the “Compensation Committee”) of the Board approved certain compensation actions with respect to the Company’s other “named executive officers” (pursuant to Instruction 4 to Item 5.02 of Form 8-K, those executive officers previously included in the Summary Compensation Table in the Proxy Statement for the Company’s 2009 Annual Meeting of Shareholders) who are currently employed with the Company (together, the “named executive officers”). The approved compensation actions for the named executive officers were in respect of both fiscal 2010 (which ended July 2, 2010) and fiscal 2011 (which began July 3, 2010), as described below.
     (i) Fiscal 2010 Cash Payouts Under the 2005 Annual Incentive Plan:
          Cash payouts under the Harris Corporation 2005 Annual Incentive Plan (the “2005 Annual Incentive Plan”) in respect of fiscal 2010 were approved based on performance measures and other individual performance objectives established early in fiscal 2010. The pre-established performance measures included revenue and operating income or segment revenue and operating income. Approved payouts to the named executive officers were as follows: Howard L. Lance — $1,690,000; Gary L. McArthur — $527,000; Robert K. Henry — $739,000; and Daniel R. Pearson — $335,000.
     (ii) Fiscal 2010 Performance Share Award Payouts Under the 2005 Equity Incentive Plan:
          Performance share award payouts under the Harris Corporation 2005 Equity Incentive Plan, as previously amended, in respect of the fiscal 2008-2010 three-year performance period were approved based on performance measures established early in fiscal 2008. The pre-established performance measures consisted of the Company’s cumulative earnings before interest and taxes (“EBIT”) and average annual return on invested capital (“ROIC”), weighted equally, over the fiscal 2008-2010 performance period and the Company’s EBIT growth and average annual ROIC over the fiscal 2008-2010 performance period compared with the Standard and Poor’s 500 and Midcap 400 indices. Approved payouts to the named executive officers were as follows: Howard L. Lance — 38,250 shares; Gary L. McArthur — 7,250 shares; Robert K. Henry — 12,250 shares; and Daniel R. Pearson — 5,250 shares.
     (iii) Base Salaries:
          The following annual base salaries were approved for the named executive officers, effective August 28, 2010: Howard L. Lance — $1,050,000; Gary L. McArthur — $550,000; Robert K. Henry — $560,000; and Daniel R. Pearson — $480,000.
     (iv) Fiscal 2011 Minimum, Target and Maximum Cash Award Levels under the Annual Incentive Plan:
          As discussed in greater detail in Section 2 below, on August 27, 2010, the Compensation Committee recommended that the Board approve, and on August 28, 2010, the Board approved, the Harris Corporation Annual Incentive Plan (the “Annual Incentive Plan”), with an effective date of July 3, 2010, subject to approval by the shareholders of the Company.
          Minimum, target and maximum cash award levels for potential payouts under the Annual Incentive Plan in respect of fiscal 2011 were approved for the named executive officers. In addition, the performance measures that will be applied for purposes of determining such potential payouts were also approved. These performance measures include: (a) the Company’s revenue and operating income, weighted equally, and (b) individual performance objectives. The approved minimum, target and maximum cash award levels for the named executive officers in respect of fiscal 2011 were as follows: Howard L. Lance: $0 — $1,260,000 — $2,520,000; Gary L. McArthur: $0 — $395,000 — $790,000; Robert K. Henry: $0 — $505,000 — $1,010,000; and Daniel R. Pearson: $0 — $345,000 — $690,000. Mr. Henry will retire in September 2010 and pursuant to the terms of the Annual Incentive Plan, his payment in respect of fiscal 2011 will be pro rated.
     (v) Fiscal 2011 Grants of Stock Options and Performance Share Awards Under the Restated 2005 Equity Incentive Plan:
          As discussed in greater detail in Section 3 below, on August 27, 2010, the Compensation Committee recommended that the Board approve, and on August 28, 2010, the Board approved, an amendment and restatement of the Harris Corporation 2005 Equity Incentive Plan (as so amended and restated, the “Restated 2005 Equity Incentive Plan”). Equity awards granted on or after August 27, 2010, including those set forth below under this paragraph (v), are made under the Restated 2005 Equity Incentive Plan.
Options: Grants of options to purchase shares of the Company’s common stock under the Restated 2005 Equity Incentive Plan were approved for certain named executive officers as follows: Howard L. Lance — 178,400 shares; Gary L. McArthur — 45,800 shares; and Daniel R. Pearson — 40,000 shares. The options granted have a ten-year term and have an exercise price equal to $42.87, which was the closing price per share of the Company’s common stock on August 27, 2010. The options granted vest in increments over a period of three years as follows: one-third vest on the first anniversary of the grant date; an additional one-third vest on the second anniversary of the grant date; and the final one-third vest on the third anniversary of the grant date. The exercise price may be paid in cash and/or shares of the Company’s common stock, or by “cashless exercise” procedures. The form of Stock Option Award Agreement Terms and Conditions (as of July 3, 2010) for the stock option grants made to such named executive officers is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Performance Share Awards: Grants of performance share awards under the Restated 2005 Equity Incentive Plan were approved for certain named executive officers for the fiscal 2011-2013 three-year performance period, including minimum, target and maximum award levels, as follows: Howard L. Lance: 0 — 49,800 — 99,600 performance shares; Gary L. McArthur: 0 — 12,800 — 25,600 performance shares; and Daniel R. Pearson: 0 — 11,200 — 22,400 performance shares. The actual payouts of performance share awards will be in shares of the Company’s common stock and will be based on the extent of achievement over the fiscal 2011-2013 performance period of performance measure targets relating to the Company’s cumulative operating income and average annual ROIC, weighted equally, and taking into account the Company’s total shareholder return relative to a peer group consisting of the companies in the Standard & Poor’s 500 Industrials Sector and Information Technology Sector (excluding semiconductor and semiconductor equipment companies). The performance share awards provide that each performance share earned and paid out will receive accrued dividend equivalents in an amount equal to the cash dividends or other distributions, if any, which are paid with respect to issued and outstanding shares of the Company’s common stock during the performance period, and that payment of such dividend equivalents will be made in cash at the time of the actual payout of performance shares in respect of such performance share awards. The form of Performance Share Award Agreement Terms and Conditions (as of July 3, 2010) for the grants of performance share awards made to such named executive officers is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.
2.     Adoption of the Harris Corporation Annual Incentive Plan.
As noted above, on August 27, 2010, the Compensation Committee recommended that the Board approve, and on August 28, 2010, the Board approved, the Annual Incentive Plan, with an effective date of July 3, 2010, subject to approval by the shareholders of the Company.

Summary of the Harris Corporation Annual Incentive Plan
The purpose of the Annual Incentive Plan is to promote the Company’s growth and performance by linking a portion of the total annual compensation for certain key employees to attainment of those corporate and/or business unit objectives that are approved for each fiscal year of Harris. The Annual Incentive Plan has the further purpose of assisting in the attraction, retention and motivation of certain key employees. The Annual Incentive Plan is very similar to the predecessor plan, the 2005 Annual Incentive Plan, which was approved by shareholders in 2005. The Annual Incentive Plan also is designed to preserve the Company’s ability to deduct in full, for Federal income tax purposes, the compensation paid to certain executive officers in connection with certain awards granted under the Annual Incentive Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). To enable compensation received in connection with cash awards granted under the Annual Incentive Plan to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, Harris shareholders will be asked to approve the Annual Incentive Plan at the Company’s 2010 Annual Meeting of Shareholders to be held on October 22, 2010.
Administration. The Annual Incentive Plan will be administered by a committee of the Board (the “Committee”) appointed to administer the Annual Incentive Plan (initially the Compensation Committee), except that with respect to participation in the Annual Incentive Plan by the Chief Executive Officer (“CEO”) or any other executive officer who is also a member of the Board, the Annual Incentive Plan will be administered by the Committee together with the independent directors of the Board. The Committee will be composed of not fewer than three non-employee directors, each of whom will be an independent director. The Committee may delegate to one or more of the Company’s officers the authority to grant awards (other than grants to an executive officer or any person subject to 162(m) of the Internal Revenue Code) under the Annual Incentive Plan. The Committee shall have the power to interpret the Annual Incentive Plan and awards granted thereunder, and all determinations of the Committee will be final, conclusive and binding on all persons having an interest in the Annual Incentive Plan or any award.
Eligibility. Awards may be granted to salaried employees of Harris or any subsidiary or affiliate of Harris who are selected by the Board, the Committee or the CEO. Employees intended to receive “qualified performance-based compensation” shall be designated as participants under the Annual Incentive Plan no later than 90 calendar days after the beginning of a fiscal year of Harris.
Participation by Executive Officers. For any participant in the Annual Incentive Plan who is a Harris executive officer subject to Section 162(m) of the Internal Revenue Code:
•	such participant’s annual incentive award payable under the Annual Incentive Plan for a fiscal year of Harris will be based solely on achievement of one or more of the performance objectives established by the Committee and the Committee shall not have the discretion to increase the amount of the award payable under the Annual Incentive Plan but the Committee may reduce the amount of any award so payable; and
•	no annual incentive award intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code will be payable to that participant under the Annual Incentive Plan unless the Committee certifies such participant’s performance objectives have been satisfied to a particular extent and that any other material terms and conditions to payment of an award to such participant under the Annual Incentive Plan have been satisfied.
Further, the maximum award payable under the Annual Incentive Plan to any participant who is an executive officer of Harris for any fiscal year of Harris will be $6,000,000, provided that if a participant is not a participant for the entire fiscal year, the maximum amount payable shall be prorated based on the number of days the individual was a participant.
Awards; Performance Objectives. Participants will have the payout of their annual incentive awards, if any, determined on the basis of the degree of achievement of performance objectives which will be established by the Committee and will be stated in terms of the attainment of specified levels of or percentage changes (as compared to a prior measurement period) in any one or more of the performance objectives. The Committee will, for each fiscal year, establish the performance objectives to apply to each participant and a formula or matrix prescribing the extent to which that participant’s “target” annual incentive award will be earned based upon the degree of achievement of those performance objectives. In no event, however, will the maximum payout to that participant exceed 200% of that target annual incentive award. With respect to awards intended to be “qualified performance-based compensation,” the Committee will determine the target annual incentive award, performance objectives and any related formula or matrix for each participant not later than 90 calendar days after the beginning of a fiscal year of Harris.
Any performance objective related to an award or portion of an award under the Annual Incentive Plan that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code will be based on one or more, or a combination of, the following criteria: return on equity; diluted earnings per share; total earnings; earnings growth; return on capital; return on invested capital; return on assets; return on sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; revenue; revenue growth; gross margin; return on investment; increase in the fair market value of shares; share price (including, but not limited to, growth measures and total stockholder return); operating profit; net earnings; margins; new product introduction; business efficiency measures; sustainability, including energy or materials utilization; cash flow (including, but not limited to, operating cash flow and free cash flow); inventory turns; financial return ratios; market share; earnings measures/ratios; economic value added; balance sheet measurements (such as receivable turnover); internal rate of return; customer satisfaction surveys; or productivity. Performance objectives may be described in terms of Company-wide objectives or, with respect to participants who are employees, objectives that are related to the performance of the individual participant or the subsidiary, division, business unit, department or function with Harris in which the participant is employed. Performance objectives may be measured on an absolute or relative basis.
The Committee may, in its sole discretion, award or increase the amount of an annual incentive award payable to a participant (other than an executive officer subject to Section 162(m) of the Internal Revenue Code) even though not earned in accordance with the performance objectives established for such participant, or, in the event of any unusual or nonrecurring events affecting Harris or its financial statements or changes in applicable laws, regulations or accounting principles, decrease the amount of an annual incentive award otherwise payable to a participant even though earned in accordance with the performance goals established for such participant.
Termination of Employment. Except to the extent otherwise provided by the Committee or as provided below under “Change in Control,” if a participant’s employment with Harris, or any subsidiary or affiliate of Harris, is terminated for any reason prior to the last day of a fiscal year of Harris, then, except in the case of death, disability, normal retirement, or an involuntary termination without cause the participant shall forfeit the award and shall not be entitled to a payment of the annual incentive award. If a participant’s employment is terminated during a fiscal year of Harris due to death, disability, normal retirement or involuntary termination without cause, the participant will be entitled to a payment, pro-rated based on the number of days the individual was a participant in the Annual Incentive Plan for such fiscal year, of the annual incentive award that would have been payable if the participant had been a participant on the last day of the fiscal year.
Change in Control. Upon the occurrence of a “Change in Control” (as defined below) that qualifies as a “change in control event” within the meaning of regulations adopted under Section 409A of the Internal Revenue Code, the Company will pay, as promptly as practicable following the effective date of the Change in Control but in no event later than the earlier of (1) the 90th day following the effective date of the Change in Control and (2) the 15th day of the third month following the end of the fiscal year during which the Change in Control is effective, any awards payable to participants. In the event the Change in Control does not qualify as a “change in control event” under such regulations, the payment to participants will be made no earlier than the end of the fiscal year during which the Change in Control is effective and no later than the 15th day of the third month following the end of such fiscal year. A participant who remains employed by the Company or any subsidiary or affiliate of the Company as of the time the Change in Control is effective shall be entitled to receive a payment notwithstanding any subsequent termination of employment for any reason. The payment to each participant will be an amount not less than the target award as originally approved for the fiscal year of Harris, notwithstanding actual results or any changes or modifications occurring after any such Change in Control.
Under the Annual Incentive Plan, a “Change in Control” generally is deemed to occur if: (i) any person is or becomes the owner, directly or indirectly, of at least 20% of Harris’ voting securities; (ii) individuals who, on July 3, 2010, constituted the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board (provided that any person who subsequently becomes a director and is approved by a vote of at least two-thirds of the directors then constituting the Incumbent Directors will be considered as though such person were an Incumbent Director); (iii) a merger, consolidation, share exchange or similar form of corporate reorganization is consummated, unless immediately after such transaction (a) more than 60% of the total voting power of the company resulting therefrom is represented by shares that were Harris voting securities immediately prior thereto and such voting power is in substantially the same proportion as the Harris voting securities immediately prior to such transaction, (b) no person becomes the owner, directly or indirectly, of 20% of the voting securities of the corporation resulting from such transaction, and (c) at least a majority of the members of the board of directors of the corporation resulting from such transaction were Incumbent Directors at the time of the Board’s approval of such transaction; (iv) the shareholders of Harris approve a plan of complete liquidation or dissolution of Harris; or (v) Harris consummates a sale or other disposition of all or substantially all of the assets of Harris.
Termination or Amendment. Prior to a Change in Control, the Board or the Committee may amend, suspend or terminate the Annual Incentive Plan from time to time, except that no such amendment or termination may be made which would alter a participant’s right to receive a distribution as previously earned.
Impact of Restatement of Financial Statements upon Previous Awards (“Clawback”). If any of the Company’s financial statements are restated as a result of errors, omissions or fraud, the Committee may direct that the Company recover all or a portion of any such award or payment made to any, all or any class of participants with respect to any fiscal year of Harris the financial results of which are negatively affected by such restatement.
Summary of U.S. Federal Income Tax Consequences. Payments made under the Annual Incentive Plan will be taxable to the recipients when paid. As described above, the Company generally intends payments under the Annual Incentive Plan to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, and the Company will therefore seek shareholder approval of the Annual Incentive Plan. As a result, if the Company receives such shareholder approval, it will generally be entitled to a U.S. Federal income tax deduction corresponding to the amount of income recognized by the participant.
The above summary description of the Annual Incentive Plan contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Annual Incentive Plan, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
3.     Harris Corporation Restated 2005 Equity Incentive Plan.
As noted above, on August 27, 2010, the Compensation Committee recommended that the Board approve, and on August 28, 2010 the Board approved, an amendment and restatement of the Harris Corporation 2005 Equity Incentive Plan, which included the following amendments, as set forth in the Restated 2005 Equity Incentive Plan:
–	The addition of six new performance measures to serve as additional bases for “Qualified Performance-Based Awards” under the Restated 2005 Equity Incentive Plan (namely: return on invested capital; earnings before interest, taxes, depreciation and amortization; margins; new product introduction; business efficiency measures; and sustainability, including energy or materials utilization), which addition of such new performance measures is subject to approval by the shareholders of the Company as required by Section 162(m) of the Internal Revenue Code. Harris shareholders will be asked to provide such approval at the Company’s 2010 Annual Meeting of Shareholders to be held on October 22, 2010, to enable compensation received based upon any of such new performance measures to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code;

–	Changes in the definition of “Change in Control.” Prior to the amendments, a change in control would be deemed to occur upon, among other events or circumstances, consummation of a merger, consolidation, share exchange or similar form of corporate reorganization (“business combination”) unless, among other things, immediately following such business combination more than 80% of the total voting power of the corporation resulting from such business combination eligible to elect directors of such corporation is represented by shares that were voting securities of the Company immediately prior to such business combination, and such voting power is in substantially the same proportion as the voting power of such voting securities of the Company immediately prior to the business combination. The amendment lowers the 80% threshold for business combinations to 60% with respect to awards granted on or after August 27, 2010 under the Restated 2005 Equity Incentive Plan. Also prior to the amendments, a change in control would be deemed to occur upon the approval by the Company’s shareholders of a direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries, and the amendments require the consummation (as opposed to mere shareholder approval) of such a transaction. The changes to the definition of “Change in Control” are intended to update the definition to be more consistent with the definition used by many peer companies;

–	Clarification of the ability of the Company’s chief executive officer, if also a member of the Board, to grant awards in his or her capacity as a Board committee comprised of one director, as permitted by the Company’s By-Laws;

–	Clarification and expansion of the definition of “repricing” of options and stock appreciation rights that are subject to shareholder approval; and

–	Prohibition of the payment of dividends or dividend equivalents on unvested performance shares or performance share units.
The amendments to the Restated 2005 Equity Incentive Plan as described above are effective with respect to equity awards granted on or after August 27, 2010. The above summary description of the amendments to the Harris Corporation 2005 Equity Incentive Plan set forth in the Restated 2005 Equity Incentive Plan and contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Restated 2005 Equity Incentive Plan, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.
4.     Amendments of Certain Other Compensatory Plans and Arrangements.
On August 27, 2010, the Compensation Committee recommended that the Board approve, and on August 28, 2010 the Board approved, amendments of certain other of the Company’s compensatory plans and arrangements to prospectively change the definition of “Change in Control” in the same manner as described in Section 3 above under “Harris Corporation Restated 2005 Equity Incentive Plan.”
Such amendments to the definition of “Change in Control” were made to the following compensation and benefit arrangements:
•	Harris Corporation 1997 Directors’ Deferred Compensation and Annual Stock Unit Award Plan (as Amended and Restated Effective January 1, 2006), as amended;

•	Harris Corporation 2005 Directors’ Deferred Compensation Plan (as Amended and Restated Effective January 1, 2009);

•	Harris Corporation Supplemental Executive Retirement Plan (amended and restated effective March 1, 2003), as amended;

•	Harris Corporation 2005 Supplemental Executive Retirement Plan, effective January 1, 2009;

•	Master Rabbi Trust Agreement, amended and restated as of December 2, 2003, as amended;

•	Harris Corporation Retirement Plan (as Amended and Restated Effective July 1, 2007), as amended;

•	Form of Director and Executive Officer Indemnity Agreement; and

•	Form of Executive Change in Control Severance Agreement.
The foregoing description of the amendments of certain other of the Company’s compensatory plans and arrangements is not a complete description. The Company will provide the full text of such amendments as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending October 1, 2010.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits.
The following exhibits are filed with this Current Report on Form 8-K or incorporated herein by reference:

10.1	*Form of Stock Option Award Agreement Terms and Conditions (as of July 3, 2010).

10.2	*Form of Performance Share Award Agreement Terms and Conditions (as of July 3, 2010).

10.3	*Harris Corporation Annual Incentive Plan.

10.4	*Harris Corporation 2005 Equity Incentive Plan (Amended and Restated Effective August 27, 2010).

*	Management contract or compensatory plan or arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Scott T. Mikuen
	Name:	Scott T. Mikuen
	Title:	Vice President, Associate General Counsel and Secretary

Date: September 2, 2010

EXHIBIT INDEX

Exhibit No.
Under Reg. S-K,
Item 601	Description

10.1	*Form of Stock Option Award Agreement Terms and Conditions (as of July 3, 2010).

10.2	*Form of Performance Share Award Agreement Terms and Conditions (as of July 3, 2010).

10.3	*Harris Corporation Annual Incentive Plan.

10.4	*Harris Corporation 2005 Equity Incentive Plan (Amended and Restated Effective August 27, 2010).

*	Management contract or compensatory plan or arrangement.